Exhibit 99.1

City Office REIT Reports First Quarter 2022 Results

VANCOUVER—May 5, 2022—City Office REIT, Inc. (NYSE: CIO) (the “Company,” “City Office,” “we” or “our”) today announced its results for the quarter ended March 31, 2022.

First Quarter Highlights

•	Rental and other revenues were $44.9 million. GAAP net income attributable to common stockholders was approximately $22.7 million, or $0.51 per fully diluted share;

•	Core FFO was approximately $17.6 million, or $0.40 per fully diluted share;

•	AFFO was approximately $8.3 million, or $0.19 per fully diluted share;

•	Entered into an agreement to sell the Lake Vista Pointe property in Dallas, Texas for a gross sale price of $43.8 million;

•	Same Store Cash NOI decreased 4.7% in the first quarter as compared to the same period in 2021;

•	In-place occupancy closed the quarter at 85.7%;

•	Executed approximately 221,000 square feet of new and renewal leases during the quarter;

•	Declared a first quarter dividend of $0.20 per share of common stock, paid on April 22, 2022;

•	Declared a first quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on April 22, 2022.

“During the first quarter, we continued to create value through active asset management and capital recycling transactions,” commented James Farrar, the Company’s Chief Executive Officer. “We entered into an agreement to sell our Lake Vista Pointe property in Dallas for $43.8 million, which is expected to generate a gain on sale of approximately $22 million. With that expected gain, we have now generated approximately $570 million of gains across ten dispositions.”

“As office usage continues to improve across our high-growth sunbelt cities, we remain focused on executing strategic leasing and capital investments to optimally position our portfolio. We continue to experience the strongest leasing activity at our best located and amenitized properties. By implementing a property enhancement program at other well-located buildings across our portfolio, we expect to drive leasing volume and cash flow growth. This strategy involves refreshing tenant amenities and creating modern, move-in ready suite inventory that can be immediately occupied. These strategic investments are part of our focus on unlocking value across our portfolio.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI, Adjusted Cash NOI and their equivalent per share measures, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2022 contained 6.2 million net rentable square feet and was 85.7% occupied. Occupancy was impacted by the acquisition of two newly constructed properties that are in lease-up phase and/or have signed leases that have not yet taken occupancy. Excluding the recently acquired Bloc 83 and Block 23 properties, portfolio occupancy was 87.8% as of March 31, 2022.

Net Operating Income was approximately $28.4 million and Adjusted Cash NOI (CIO share) was approximately $26.8 million for the first quarter of 2022. Net Operating Income benefited from $1.1 million of termination fee income recognized in the quarter.

Same Store Cash NOI decreased 4.7% for the three months ended March 31, 2022 as compared to the same period in the prior year.

Investment and Disposition Activity

On March 7, 2022, the Company entered into a definitive agreement to sell its Lake Vista Pointe property in Dallas, Texas. In 2020, the Company signed a ten-year lease renewal with the property’s single tenant for the entire property, with a renewal rental rate 6% higher than the rate in place at the time of signing the renewal lease. As part of the lease renewal, the Company granted the tenant the option to purchase the property, which the tenant subsequently exercised. The gross sale price is $43.8 million, inclusive of certain transaction costs that the buyer is responsible for paying. The sale represents an expected gain on sale of approximately $22 million and translates to a 6.1% cash capitalization rate, including an adjustment for an unfunded tenant improvement allowance. The disposition is scheduled to close in June 2022.

Leasing Activity

The Company’s total leasing activity during the first quarter of 2022 was approximately 221,000 square feet, which included 68,000 square feet of new leasing and 153,000 square feet of renewals. Approximately 158,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 7.3 years at a weighted average annual rent of $28.60 per square foot and at a weighted average cost of $5.29 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 6.9 years at a weighted average annual rent of $28.51 per square foot and at a weighted average cost of $2.70 per square foot per year.

Capital Structure

As of March 31, 2022, the Company had total principal outstanding debt of approximately $667.0 million. Approximately $465.0 million, or 69.7%, of the Company’s outstanding debt was fixed rate. When factoring in the $50 million term loan as fixed rate debt due to an interest swap, approximately 77.2% of the Company’s debt was effectively fixed rate. City Office’s total principal outstanding debt had a weighted average maturity of approximately 4.0 years and a weighted average interest rate of 3.4%.

Dividends

On March 15, 2022, the Company’s board of directors approved and the Company declared a cash dividend of $0.20 per share of the Company’s common stock for the three months ended March 31, 2022. The dividend was paid on April 22, 2022 to common stockholders and unitholders of record as of April 8, 2022.

On March 15, 2022, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock for the three months ended March 31, 2022. The dividend was paid on April 22, 2022 to preferred stockholders of record as of April 8, 2022.

2022 Outlook

Following City Office’s performance for the first quarter of 2022, the Company is reiterating the components of full year 2022 guidance provided in the Company’s fourth quarter 2021 earnings report.

The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the United States Securities and Exchange Commission. This outlook reflects management’s view of current and future market conditions, including assumptions such as the pace of future acquisitions and dispositions, rental rates, occupancy levels, leasing activity, uncollectible rents, operating and general administrative expenses, weighted average diluted shares outstanding and interest rates. The Company reminds investors that the impacts of the COVID-19 pandemic are uncertain and impossible to predict. See “Forward-looking Statements” below.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 5, 2022.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cioreit.com. The conference call can be accessed by dialing 1-844-200-6205 for domestic callers and 1-929-526-1599 for international callers. The passcode for the conference call is 486178.

A replay of the call will be available later in the day on May 5, 2022, continuing through August 3, 2022 and can be accessed by dialing 1-866-813-9403 for domestic callers and 44-204-525-0658 for international callers. The passcode for the replay is 308413. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cioreit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items.    We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI (CIO share) – We define NOI as rental and other revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rent / expense, deferred market rent, and any amounts which are funded by the selling entities and NCI in properties.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI and Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI and Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates, and changes in local, regional, national and international economic conditions, including as a result of the ongoing COVID-19 pandemic. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the SEC, including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of March 31, 2022 or relate to the quarter ended March 31, 2022. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31, 2022	December 31, 2021
Assets
Real estate properties
Land	$200,686	$204,801
Building and improvement	1,228,976	1,244,177
Tenant improvement	122,604	119,011
Furniture, fixtures and equipment	664	664

	1,552,930	1,568,653
Accumulated depreciation	(160,188)	(157,356)

	1,392,742	1,411,297

Cash and cash equivalents	26,742	21,321
Restricted cash	20,903	20,945
Rents receivable, net	35,466	30,415
Deferred leasing costs, net	19,516	20,327
Acquired lease intangible assets, net	65,285	68,925
Sales-type lease receivable	42,599	—
Other assets	28,930	28,283

Total Assets	$1,632,183	$1,601,513

Liabilities and Equity
Liabilities:
Debt	$662,462	$653,648
Accounts payable and accrued liabilities	33,423	27,101
Deferred rent	11,164	11,600
Tenant rent deposits	6,458	6,165
Acquired lease intangible liabilities, net	10,463	10,872
Other liabilities	21,086	21,532

Total Liabilities	745,056	730,918

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding as of March 31, 2022 and December 31, 2021	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 43,554,375 shares issued and outstanding as of March 31, 2022 and December 31, 2021	435	435
Additional paid-in capital	483,033	482,061
Retained earnings	289,388	275,502
Accumulated other comprehensive income/(loss)	1,372	(382)

Total Stockholders’ Equity	886,228	869,616
Non-controlling interests in properties	899	979

Total Equity	887,127	870,595

Total Liabilities and Equity	$1,632,183	$1,601,513

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Rental and other revenues	$44,852	$39,516

Operating expenses:
Property operating expenses	16,489	14,118
General and administrative	3,456	2,801
Depreciation and amortization	15,815	14,415

Total operating expenses	35,760	31,334

Operating income	9,092	8,182
Interest expense:
Contractual interest expense	(5,747)	(6,243)
Amortization of deferred financing costs and debt fair value	(312)	(330)

	(6,059)	(6,573)
Net gain on sale of real estate property	21,658	47,400

Net income	24,691	49,009
Less:
Net income attributable to non-controlling interests in properties	(171)	(192)

Net income attributable to the Company	24,520	48,817
Preferred stock distributions	(1,855)	(1,855)

Net income attributable to common stockholders	$22,665	$46,962

Net income per common share:
Basic	$0.52	$1.08

Diluted	$0.51	$1.07

Weighted average common shares outstanding:
Basic	43,554	43,397

Diluted	44,406	44,043

Dividend distributions declared per common share	$0.20	$0.15

City Office REIT, Inc.

Reconciliation of Net Income to Net Operating Income and Adjusted Cash NOI

(Unaudited)

(In thousands)

Three Months Ended March 31, 2022
Net income	$24,691
Adjustments to net income:
General and administrative	3,456
Contractual interest expense	5,747
Amortization of deferred financing costs and debt fair value	312
Depreciation and amortization	15,815
Net gain on sale of real estate property	(21,658)

Net Operating Income (“NOI”)	$28,363
Net recurring straight-line rent/expense adjustment	(1,210)
Net amortization of above and below market leases	62

Portfolio Adjusted Cash NOI	$27,215
NCI in properties – share in cash NOI	(400)

Adjusted Cash NOI (CIO share)	$26,815

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended March 31, 2022
Net income attributable to common stockholders	$22,665
(+) Depreciation and amortization	15,815
(-) Net gain on sale of real estate property	(21,658)

16,822

Non-controlling interests in properties:
(+) Share of net income	171
(-) Share of FFO	(319)

FFO attributable to common stockholders	$16,674

(+) Stock based compensation	904

Core FFO attributable to common stockholders	$17,578

(-) Net recurring straight-line rent/expense adjustment	(1,210)
(+) Net amortization of above and below market leases	62
(+) Net amortization of deferred financing costs and debt fair value	310
(-) Net recurring tenant improvements and incentives	(3,759)
(-) Net recurring leasing commissions	(2,217)
(-) Net recurring capital expenditures	(2,513)

AFFO attributable to common stockholders	$8,251

FFO per common share	$0.38

Core FFO per common share	$0.40

AFFO per common share	$0.19

Dividends distributions declared per common share	$0.20
FFO Payout Ratio	53%
Core FFO Payout Ratio	51%
AFFO Payout Ratio	108%
Weighted average common shares outstanding - diluted	44,406

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Rental and other revenues	$44,852	$39,516
Property operating expenses	16,489	14,118

Net operating income (“NOI”)	$28,363	$25,398
Less: NOI of properties not included in same store	(7,280)	(4,082)

Same store NOI	$21,083	$21,316
Less:
Termination fee income	(1,077)	(201)
Straight-line rent/expense adjustment	276	64
Above and below market leases	15	133
NCI in properties – share in cash NOI	(400)	(425)

Same store cash NOI	$19,897	$20,887

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com